UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2009

The Charles Schwab Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware	94-3025021
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

211 Main Street, San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415) 636-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

The Company has been responding to civil litigation claims and regulatory investigations regarding two fixed income mutual funds, the Schwab YieldPlus Fund(R) and the Schwab Total Bond Market Fund(TM). On October 14, 2009, the Company received a Wells notice from the staff of the U.S. Securities and Exchange Commission that the staff intends to recommend the filing of a civil enforcement action against Schwab Investments, Charles Schwab Investment Management, Charles Schwab & Co., Inc. and the president of the funds for possible violations of the securities laws with respect to the two funds. A Wells notice provides recipients an opportunity to respond to issues raised in the staff's investigation prior to any decision on an enforcement proceeding by the Commission, and is neither a formal allegation nor a finding of wrongdoing. The Company intends to respond to the notice to explain why it believes enforcement charges are unwarranted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Charles Schwab Corporation

Date: October 14, 2009	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer